UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2016, Rapid7, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2016 and the management change set forth below in Item 5.02. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2016, the Company entered into a transition and release agreement (the “Transition Agreement”) with Steven Gatoff, its Chief Financial Officer, pursuant to which Mr. Gatoff is anticipated to depart from the Company on January 1, 2017 for Mr. Gatoff’s personal family reasons. The Company has already commenced a search to identify candidates for the role of Chief Financial Officer and will make an announcement when a successor has been appointed.

The Transition Agreement sets forth the terms and conditions of Mr. Gatoff’s transition from service with the Company. Except as expressly provided in the Transition Agreement, the terms of the Transition Agreement will supersede the terms of the offer letter entered into by the Company and Mr. Gatoff, dated December 4, 2012 and amended on April 2, 2016 (the “Offer Letter”).

Under the Transition Agreement, Mr. Gatoff will continue to provide services in his areas of expertise that may be reasonably requested by the Company from time to time through the earlier of (a) January 1, 2017, (b) the date the Company terminates Mr. Gatoff’s employment, or (c) the date Mr. Gatoff terminates his employment subject to the Company’s prior written approval (the “Separation Date”). He will continue to receive his current base salary and benefits currently in effect through the Separation Date and will remain eligible, provided he remains employed with the Company through January 1, 2017, for an annual bonus with respect to performance in 2016, subject to and payable in accordance with the terms and conditions of the Company’s 2016 Executive Bonus Plan (the “Bonus Plan”). Any such bonus shall be paid at such time or times as bonuses are actually paid to other participants in the Bonus Plan and Mr. Gatoff is not required to be employed by the Company through the payment date to be eligible for such bonus.

If Mr. Gatoff continues to provide services to the Company through January 1, 2017 or such earlier Separation Date on which the Company terminates Mr. Gatoff’s employment without Cause (as such term is defined in the Company’s 2011 Stock Option and Grant Plan, as amended (the “2011 Plan”)), then, upon signing a release within 21 days of the Separation Date and after such release is effective, Mr. Gatoff will receive the following:

•	severance payments in an amount equal to nine months of his base salary in effect as of the Separation Date, paid in installments in the form of continuation of Mr. Gatoff’s base salary payments and consistent with the Company’s ordinary payroll practices, beginning no earlier than 30 days after the Separation Date and delayed to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”);

•	continuation of certain benefits under the Company’s group health plans pursuant to COBRA for Mr. Gatoff and his dependents for a period of up to nine months from the Severance Date;

•	accelerated vesting of his equity awards outstanding that would otherwise vest within 12 months of the Separation Date; and

•	extension of the post-termination exercise period during which Mr. Gatoff may exercise stock options that are vested on the Separation Date to the date that is 12 months after the Separation Date.

If Mr. Gatoff elects to voluntarily resign his employment prior to January 1, 2017 and he has provided the Company with 30 days’ advance written notice of such earlier resignation which has been accepted by the Company, then, upon signing a release within 21 days of the Separation Date and after such release is effective, Mr. Gatoff will receive the following:

•	severance payments in an amount equal to four-and-one half months of his base salary in effect as of the Separation Date, paid in installments in the form of continuation of Mr. Gatoff’s base salary payments and consistent with the Company’s ordinary payroll practices, beginning no earlier than 30 days after the Separation Date and delayed to the extent necessary to comply with Section 409A;

•	continuation of certain benefits under the Company’s group health plans pursuant to COBRA for Mr. Gatoff and his dependents for a period of up to four-and-one half months from the Severance Date;

•	accelerated vesting of his equity awards outstanding that would otherwise vest within 6 months of the Separation Date; and

•	extension of the post-termination exercise period during which Mr. Gatoff may exercise stock options that are vested on the Separation Date to the date that is 6 months after the Separation Date.

In the event that a Sale Event (as defined in the Company’s 2011 Plan) or a Change in Control (as defined in the Company’s 2015 Equity Incentive Plan) occurs prior to the Separation Date, the terms of the acceleration of Mr. Gatoff’s equity awards as set forth in the Transition Agreement will not apply, and the acceleration of vesting of Mr. Gatoff’s equity awards shall be as set forth in the Offer Letter.

As a condition to receiving the foregoing payments and benefits, Mr. Gatoff agreed to a general release of the Company and its affiliates and has also agreed to sign a general release of the Company and its affiliates within 21 days of the Separation Date. The Transition Agreement also includes customary confidentiality, non-solicitation, non-competition and mutual non-disparagement provisions.

The foregoing description of the Transition Agreement between the Company and Mr. Gatoff is qualified in its entirety by reference to the full text of the Transition Agreement, dated as of August 5, 2016, by and between the Company and Mr. Gatoff, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 8, 2016, the Company issued a press release announcing its financial results for the quarter ended June 30, 2016 and the management change set forth above in Item 5.02.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition and Release Agreement, dated as of August 5, 2016, by and between the Company and Steven Gatoff

99.1	Press release, dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: August 8, 2016
	By:	/s/ Corey Thomas
Corey Thomas
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Release Agreement, dated as of August 5, 2016, by and between the Company and Steven Gatoff

99.1	Press release, dated August 8, 2016